Exhibit 10.54

[GRAPHIC]	THIRD AMENDMENT TO LOAN AGREEMENT

THIS THIRD AMENDMENT TO LOAN AGREEMENT (herein called this “Third Amendment”) made as of the 24th day of May, 2004, by and between U.S. HOME SYSTEMS, INC., a Delaware corporation (“Borrower”), and THE FROST NATIONAL BANK, a national banking association (“Lender”).

W I T N E S S E T H:

WHEREAS, Borrower and Lender have entered into that certain Loan Agreement dated as of May 30, 2003 (as from time to time amended, modified or restated, the “Original Agreement”) for the purposes and consideration therein expressed, pursuant to which Lender became obligated to make loans to Borrower as therein provided; and

WHEREAS, Borrower and Lender desire to amend the Original Agreement for the purposes expressed herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lender to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

Definitions and References

§1.1 Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

§ 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Third Amendment shall have the meanings assigned to them in this § 1.2.

“Loan Agreement” means the Original Agreement as amended hereby.

“Third Amendment” means this Third Amendment to Loan Agreement.

ARTICLE II.

Amendments to Original Agreement

§2.1. Revolving Line of Credit. The first sentence of Section 1 (a) of the Original Agreement is hereby amended in its entirety to read as follows:

Subject to the terms and conditions set forth herein, Lender agrees to lend to Borrower, on a revolving basis from time to time during the Revolving Period, such amounts as Borrower may request hereunder; provided, however, the total principal amount outstanding at any time shall not exceed the lesser of (i) the Collateral Value of the Eligible Installment Contracts (as defined below) or (ii) $5,000,000 (the “Revolving Line of Credit”).

§2.2. Borrowing Base Line of Credit. The first sentence of Section l(b) of the Original Agreement is hereby amended in its entirety to read as follows:

Subject to the terms and conditions set forth herein, Lender agrees to lend to Borrower, on a revolving basis from time to time during the period commencing on the date hereof and continuing through the maturity date of the promissory note evidencing this Credit Facility from time to time, such amounts as Borrower may request hereunder; provided, however, the total principal amount outstanding at any time shall not exceed the lesser of (i) an amount equal to the Borrowing Base (as defined below), or (ii) $3,000,000 (the “Borrowing Base Line of Credit”).

§ 2.3. Term B Loan. The following new subsection (d) is hereby added to Section 1 of the Original Agreement:

(d) Term B Loan. Subject to the terms and conditions set forth herein, Lender agrees to lend to Borrower, and Borrower agrees to borrow from Lender, $2,500,000 in a single advance (the “Term B Loan”) on or before May 28, 2004. The sums advanced under the Term B Loan shall be used to payoff Borrower’s existing credit facility with First Savings Bank (FSB) in full.

§ 2.4. Definitions. The following definition of “Revolving Period” is hereby added in the correct alphabetical order to Section 2 of the Original Agreement:

“Revolving Period” means the period commencing on May 30, 2003, and continuing through the earlier to occur of (i) the maturity date of the promissory note evidencing the Revolving Line of Credit from time to time, and (ii) the first Business Day on which the Receivables Agreement provides that the calculation of the borrowing base thereunder will include Installment Contracts for which Borrower has not yet received the first scheduled monthly installment.

§ 2.5. Financial Covenant. Sections 1 l(a) and 1 l(b) of the Original Agreement are hereby amended in their entirety to read as follows:

(a) Tangible Net Worth. Borrower will maintain, at all times, its Tangible Net Worth at not less than the sum of (i) $6,000,000 plus (ii) 75% of the net proceeds received by Borrower from any equity offering completed after May 24, 2004.

(b) Debt to Worth Ratio. Borrower will maintain, as of the end of each fiscal quarter, a ratio of (a) total liabilities (excluding any Subordinated Debt, all indebtedness of FCC Acceptance Corp. under the Receivables Agreement and all amounts outstanding under the Term B Loan), to (b) Tangible Net Worth of not greater than 3.5 to 1.0 at all times.

ARTICLE III.

Conditions of Effectiveness

§ 3.1. Effective Date. This Third Amendment shall become effective as of the date first written above, when and only when Lender shall have received, at Lender’s office, in form and substance satisfactory to Lender:

(a)	this Third Amendment duly executed and delivered by Borrower;

(b)	the Consent and Agreement duly executed and delivered by each Guarantor;

(c)	a Revolving Promissory Note dated of even date herewith in the stated principal amount of $5,000,000, duly executed and delivered by Borrower and payable to the order of Lender, which note amends and restates (but does not extinguish) the Revolving Promissory Note dated as of May 30, 2003, in the stated principal amount of $5,000,000, executed by Borrower payable to the order of Lender;

(d)	a Revolving Promissory Note dated of even date herewith in the stated principal amount of $3,000,000, duly executed and delivered by Borrower and payable to the order of Lender, which note amends and restates (but does not extinguish) the Revolving Promissory Note dated as of May 30, 2003, in the stated principal amount of $2,000,000, executed by Borrower payable to the order of Lender;

(e)	a Term Note dated of even date herewith in the stated principal amount of $2,500,000, duly executed and delivered by Borrower and payable to the order of Lender, which note evidences the Term B Loan;

(f)	Certificate of Corporate Resolutions of Borrower;

(g)	Certificate of Corporate Resolutions of each Guarantor;

(h)	First Amendment to Security Agreement duly executed and delivered by Borrower;

(i)	First Amendments to Security Agreements duly executed and delivered by each Guarantor;

(j)	First Amendments to Guaranty Agreements duly executed and delivered by each Guarantor;

(k)	Arbitration and Notice of Final Agreement duly executed and delivered by Borrower and each Guarantor; and

(l)	A payoff letter from First Savings Bank (FSB).

ARTICLE IV.

Representations and Warranties

§ 4.1. Representations and Warranties of Borrower. In order to induce Lender to enter into this Amendment, Borrower represents and warrants to Lender that:

(a) The representations and warranties contained in Section 7 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

(b) Borrower is duly authorized to execute and deliver this Third Amendment and is and will continue to be duly authorized to borrow and to perform its obligations under the Loan Agreement. Borrower has duly taken all action necessary to authorize the execution and delivery of this Third Amendment and to authorize the performance of the obligations of Borrower hereunder.

(c) The execution and delivery by Borrower of this Amendment, the performance by Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the partnership agreement of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Third Amendment or to consummate the transactions contemplated hereby.

(d) When duly executed and delivered, each of this Third Amendment and the Loan Agreement will be a legal and binding instrument and agreement of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors’ rights generally and by principles of equity applying to creditors’ rights generally.

ARTICLE V.

Miscellaneous

§ 5.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Third Amendment shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Lender under the Loan Agreement, the Note, or any other Loan Document nor constitute a waiver of any provision of the Loan Agreement, the Note or any other Loan Document.

§ 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Third Amendment and the performance hereof, including without limitation the making or granting of the Loan and shall further survive until the Loan is paid in full.

§ 5.3. Loan Documents. This Third Amendment is a Loan Document, and all provisions in the Loan Agreement pertaining to Loan Documents apply hereto.

§ 5.4. Governing Law. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

§ 5.5. Counterparts. This Third Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

THIS THIRD AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

IN WITNESS WHEREOF, this Third Amendment is executed as of the date first above written.

U.S. HOME SYSTEMS, INC.

By:	/s/

Name: Title:

THE FROST NATIONAL BANK

By:	/s/

Name: Title: